UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2007
GENITOPE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50425 (Commission File Number)	77-0436313 (I.R.S. Employer Identification No.)
6900 Dumbarton Circle
Fremont, California 94555
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD.
          Genitope Corporation (the “Company”) is conducting a pivotal Phase 3 trial for MyVax® personalized immunotherapy in patients with previously untreated follicular B-cell Non-Hodgkin’s lymphoma. Patients registered in the Phase 3 trial received a standard course of chemotherapy. Subsequently, a total 287 patients were randomized at a two-to-one ratio with two-thirds of the patients receiving MyVax® personalized immunotherapy and one-third receiving the control substance. Patients were randomized on average six months from the end of chemotherapy. The Company’s pivotal Phase 3 trial is designed to determine if there is a statistically significant improvement in progression-free survival (“PFS”) of the group of patients receiving MyVax® personalized immunotherapy over the group of patients receiving the control substance. In this trial, progression-free survival is the interval of time measured from randomization in the trial during which a patient is alive with no evidence of disease progression.
          As of February 22, 2007, preliminary, blinded clinical data from the Phase 3 trial shows 164 patients had documented progression dates and 123 patients had no documentation of progression. Patients who have withdrawn consent or are lost to follow-up are also included among patients with no documentation of progression. Of the 164 documented progression dates, 19 of those dates were in 2006 with 16 of the dates in the first half of 2006 and three dates in the second half of 2006. In addition, as of February 22, 2007, of the 123 patients who had no documented progression, 104 had at least 17 months elapse between randomization and their last documented clinical follow-up. Of the 164 patients with documented progression dates, 36 of these patients had progression dates at least 17 months post their randomization dates with the remaining 128 patients having progression dates less than 17 months post their randomization dates.
          The preliminary, blinded clinical data reported from time to time prior to the release of the final results of the Company’s pivotal Phase 3 clinical trial have not been fully audited and have been taken from databases that have not been fully reconciled against medical records kept at the clinical sites or that may not include the most current information on patient disease progressions. The data discussed in this report may not be indicative of the final results of the Company’s pivotal Phase 3 clinical trial. Failure can occur at any stage of testing. The Company does not know whether its current Phase 3 trial or any future clinical trials will demonstrate safety and efficacy sufficient to result in marketable products. The Company’s failure to adequately demonstrate the safety and efficacy of MyVax® personalized immunotherapy will prevent receipt of regulatory approval and, ultimately, commercialization of MyVax® personalized immunotherapy.
          This Current Report on Form 8-K is being “furnished” to the SEC, is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Genitope Corporation
Dated: February 27, 2007	By:	/s/ John Vuko
John Vuko
Chief Financial Officer